Exhibit 99.1(a)

Adventure Energy, Inc. to Acquire Wilon Resources, Inc. in Stock Related Transaction

Parent Company Name Change to US Natural Gas Corp

Mar. 1, 2010 (PR Newswire) --
ST. PETERSBURG, Fla., March 1 /PRNewswire-FirstCall/ -- Adventure Energy, Inc. (OTC Bulletin Board: ADVE), an energy exploration company with operations in the Appalachian Basin, is pleased to announce the Board of Directors for both companies have agreed on terms for an acquisition of Wilon Resources, Inc. (Pink Sheets: WLON) by Adventure Energy, Inc. The newly acquired company will remain a wholly owned subsidiary of the parent company.

Under the terms of the Proposal, each shareholder of Wilon Resources, Inc. will receive one share of common stock of Adventure Energy, Inc. plus one warrant to purchase and additional share of common stock for each share of Wilon Resources, Inc. held. The warrants are exercisable for five years at a price of $0.25. Adventure Energy, Inc. has agreed to file a Registration Statement within 60 days post closing to register the shares issued in this transaction.

Wilon Resources, Inc. currently maintains 12,000 acres of mineral rights leases in Wayne County, West Virginia, 115 natural gas wells under bond of which 65 were in production prior to the Company's shut-in during 2005, and 5 oil wells. A 2006 Reserves Report prepared by an independent Geologist estimated Wilon's reserves between 20-40 BCF. The combined entities will have approximately 17,000 acres of mineral rights leases in the states of Kentucky and West Virginia, 115 natural gas wells, and 30 oil wells.

Effective with the transaction, Adventure Energy, Inc. will complete a name change to US Natural Gas Corp. Wilon Resources, Inc., the new subsidiary, will simultaneously complete a name change to US Natural Gas Corp WV. A shareholder meeting has been set for March 19, 2010 at the corporate headquarters of Adventure Energy, Inc. to vote on the proposed acquisition. Shareholders of record at the close of February 25, 2010, for both companies, will receive ballots in the coming days.

"The completion of this long sought acquisition allows the Company to leverage the strength of our experienced management team and valuable relationships and to use these assets in the lucrative new areas of resource exploration and production for the maximum benefit of our shareholders," said Wayne Anderson, President of Adventure Energy, Inc. "The acquisition provides us substantial opportunities going forward. We anticipate that this will be the first of several synergistic acquisition announcements forthcoming."

About Adventure Energy, Inc.
Adventure Energy, Inc. is an independent energy company principally engaged in the acquisition, exploration and development of mature long-lived oil and natural gas properties. The company's current operations are concentrated in the Appalachian Basin within the states of Kentucky and West Virginia.

Safe Harbor Statement Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein, and while expected, there is no guarantee that we will attain the aforementioned anticipated developmental milestones. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company. Additional risks and uncertainties are set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.
SOURCE Adventure Energy, Inc.

Source: PR Newswire (March 1, 2010 - 8:31 AM EST)

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